Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Insured Tax-Free Advantage Municipal Fund
333-100320, 811-21213


A special meeting of shareholders was held on May 15, 2009. At this meeting the shareholders were asked to approve the issuance of additional common shares of the Fund in connection with a Reorganization. The meeting was subsequently adjourned to June 17, 2009, July 24, 2009 and July 31, 2009.

Voting results are as follows:


Common shares

Common and MuniPreferred
shares voting together as a class
  MuniPreferred shares voting
together as a class

  MuniPreferred- Series T

  MuniPreferred- Series W

To approve the issuance of additional common shares of Nuveen Insured Tax-Free Advantage Municipal
Fund in connection with the Reorganization.





   For
            9,520,781




   Against
               849,093




   Abstain
               373,165




      Total
          10,743,039
















To approve an Agreement and Plan of Reorganization
 (the  Agreement ), pursuant to which Nuveen Insured
Florida Tax-Free Advantage Municipal Fund (the
Acquired Fund ) would (i) transfer all of its assets to Nuveen Insured Tax-Free Advantage Municipal Fund
 (the Acquiring Fund ) in exchange solely for common shares and Municipal Auction Rate
Cumulative Preferred shares ( MuniPreferred ), Series
W2, of the Acquiring Fund and the Acquiring Funds assumption of all the liabilities of the Acquired
Fund, (ii) distribute such
shares of the Acquiring Fund to the common shareholders and
MuniPreferred, Series W, shareholders of the Acquired Fund and (iii) be liquidated, dissolved and terminated in accordance with the Acquired Funds
Declaration of Trust (the
Reorganization ).





   For
            9,564,604
            9,569,489
                   4,885
                   2,493
                   2,392
   Against
               748,889
               749,211
                      322
                        72
                      250
   Abstain
               429,546
               429,651
                      105
                        91
                        14
      Total
          10,743,039
          10,748,351
                   5,312
                   2,656
                   2,656

Proxy materials are herein incorporated by reference to the SEC filing on April 16, 2009, under Conformed Submission FO RM N-14 8C/A, accession number 0000950137-09-003049.